                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     AGREEMENT dated as of April 26, 2007, by and among Ronald Heller, Paula
Heller, Ronald Heller IRA, Heller Capital Partners, LLC and Heller Capital
Investments, LLC (together, the "Parties").

     Each Party hereto represents to the other Party that it is eligible to use
Schedule 13D to report its beneficial interest in shares of common stock of
Metalico, Inc. and to file the Schedule 13D on behalf of itself.

     Each of the Parties agrees to be responsible for the timely filing of the
Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Party to the extent it knows or has reason to believe that any information about the other Party is inaccurate.

                                              /s/ Ronald I. Heller
                                              --------------------
                                              RONALD HELLER

                                              /s/ Paula Heller
                                              ----------------
                                              PAULA HELLER

                                              RONALD HELLER IRA

                                              By: /s/  Ronald I. Heller
                                                  ---------------------

                                              HELLER CAPITAL PARTNERS, LLC

                                              By: /s/ Ronald I. Heller
                                                  --------------------
                                                  Managing Member

                                              HELLER CAPITAL INVESTMENTS, LLC

                                              By: /s/ Ronald I. Heller
                                                  --------------------
                                                  Managing Member